Exhibit 99.3

AMERICAN TONERSERV CORP.

For more information, contact:

American TonerServ Corp.
800-736-3515
Mark Warnell, Director of Administration
Email: ir@AmericanTonerServ. com
or
PondelWilkinson Inc.
Roger Pondel/Evan Pondel
310-279-5980
Email: epondel@pondel. com

American TonerServ Reports Strong First Quarter Financial Results

-- Company Achieves Positive EBITDA for First Time; Revenue Advances 137% --

Santa Rosa, CA – May 13, 2009 – American TonerServ Corp. (OTCBB: ASVP) (“ATS”), a strategic consolidator in the more than $6.0 billion highly fragmented independent segment of the printer supplies and services industry, today announced positive EBITDA and continued strong revenue growth, along with a reduced net loss, for the first quarter ended March 31, 2009.

“The positive momentum that began last year is continuing, as the value proposition of our product offerings bodes particularly well for our customers in today’s economic environment,” said Chuck Mache, who was named chief executive officer in February 2009. “The dramatic increase in revenue for the first quarter principally reflected contributions from iPrint Technologies, which was acquired in October. Additionally, our existing operations showed growth over the comparable prior year period.”

For the three months ended March 31, 2009, revenue rose to $6.4 million from $2.7 million for the same period a year ago. The company’s net loss for the 2009 first quarter was reduced sharply to $280,000, or less than $.01 per share, from a net loss of $1.2 million, or $.02 per share, last year.

American TonerServ achieved earnings before interest, taxes, depreciation and amortization (EBITDA) of $303,937 for the 2009 first quarter, compared with a loss of $844,500 in the first quarter of 2008. The company achieved adjusted EBITDA (EBITDA less stock-based compensation expense, other non-cash items and other one-time expenses) of $13,503 for the 2009 first quarter, compared with a loss of $422,444 in the first quarter of 2008.

“The achievement of positive EBITDA for the first quarter of 2009 marked an important financial milestone, as we build the company,” Mache said. “While we will continue to seek selective acquisition opportunities as part of our strategic growth initiatives, we are concentrating on organically growing our existing operations.

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“We continue to march forward on our goal of becoming a formidable national consolidator in our sector—providing volume buying power, expert operational infrastructure and strong inventory management, while offering the best products and services to an increasing number of end user customers and creating value for our shareholders.”

Subsequent to the close of the first quarter, American TonerServ announced it had entered into a sales partner agreement and obtained an option to acquire certain assets and assume certain liabilities of Mid-America Environmental, LLC, doing business as Alpha Laser Services and Alpha Imaging Solutions of Evansville, Indiana. The companies provide printer and copier supplies, equipment and service throughout Indiana, Kentucky and Illinois.

Presentation of Non - GAAP Information

This press release contains non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization) and Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization and other non-cash related expenditures). The Company believes these non-GAAP financial measures are useful to investors in evaluating its results. These measures are not a measurement of financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity. In addition, because EBITDA and Adjusted EBITDA may not be calculated identically by all companies, this presentation may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA and Adjusted EBITDA, along with related footnotes, below.

About American TonerServ

American TonerServ Corp., a leading marketer of compatible toner cartridges, is building a nationwide organization to efficiently serve the printing needs of small- and medium-sized businesses by consolidating best-in-class independent operators in the more than $6.0 billion recycled printer cartridge and printer services industry, offering top-quality, environmentally-friendly products and local service teams. Please see www. AmericanTonerServ. com for more information.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth above may be forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as the level of business and consumer spending, the amount of sales of the Company's products, the competitive environment within the industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts, economic conditions in the industry and the financial strength of the Company's customers and suppliers. The Company does not undertake any obligation to update such forward-looking statements. Investors are also directed to consider all other risks and uncertainties.

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AMERICAN TONERSERV CORP. AND SUBSIDIARIES
Results of Operations

	Three months ended March 31,
	2009	2008
Revenues
Toner	$5,365,225	$2,317,860
Service	1,010,890	371,819
Total revenues	6,376,115	2,689,679
Cost of sales
Toner	4,170,224	1,453,214
Service	224,486	341,376
Total cost of sales	4,394,710	1,794,590
Gross profit	1,981,405	895,089

Operating expenses
Salaries and wages	877,569	673,936
Professional fees and services	288,657	584,882
Sales and marketing	489,752	193,221
General and administrative	487,280	335,241
Amortization of customer lists	172,181	151,977
Total operating expenses	2,315,439	1,939,257
Loss from operations	(334,034)	(1,044,168)
Other income (expense)
Fair value of convertible debt	-	12,500
Interest expense	(363,400)	(168,441)
Change in fair value of warrant liability	417,066	2,927
Other income	2,754	66
Net loss	$(277,614)	$(1,197,116)
Net loss per share
Basic and diluted	$(0.00)	$(0.02)
Weighted average number of shares
outstanding
Basic and diluted	77,559,328	61,980,196

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Balance Sheet Data

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,913	$4,033
Accounts receivable, net	2,933,691	2,753,445
Inventory	901,871	774,747
Prepaid expenses and other current assets	204,670	75,716
Deferred compensation	18,586	73,275
Total current assets	4,067,731	3,681,216
Intangible assets, net	3,887,273	4,058,036
Goodwill	6,935,468	6,935,468
Property and equipment, net	598,341	644,477
Other assets	78,626	80,044
Total assets	$15,567,439	$15,399,241
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Cash overdraft	$258,864	$39,381
Accounts payable and accrued expenses	3,237,068	3,030,599
Shareholder advances	138,595	173,595
Revolving line of credit	1,506,683	1,346,722
Notes payable - current portion
(net of unamortized discount of $219,655
and $194,937 at March 31, 2009 and
December 31, 2008)	1,537,177	2,080,865
Convertible notes payable, current portion
(net of unamortized discount of $152,310
and $147,566 at March 31, 2009 and
December 31, 2008)	2,094,243	1,782,712
Convertible notes payable, related parties –
current portion(net of unamortized
discount of $365 and $1,466 at March 31,
2009 and December 31, 2008)	124,635	123,534
Deferred revenue	206,255	77,245
Total current liabilities	9,103,520	8,654,653
Long-term liabilities
Notes payable (net of unamortized discount
of $179,455 and $244,016 at March 31, 2009
and December 31, 2008)	1,242,740	929,842
Convertible notes payable (net of unamortized
Discount of $594,089 and $669,042 at
March 31, 2009 and December 31,2008)	2,737,118	2,926,524

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Balance Sheet Data (continued)

Warrant liabilities	228,932	639,193
Total long-term liabilities	4,208,790	4,495,559

Total liabilities	13,312,310	13,150,212
Commitments and contingencies

Stockholders' equity:
Preferred stock
500,000 and zero shares issued and
Outstanding at March 31, 2009 and
December 31, 2008, respectively	500	-
Common stock
77,645,995 and 77,045,995 shares issued and
outstanding at March 31, 2009 and
December 31, 2008, respectively	77,696	77,046
Additional paid-in capital	24,674,933	24,391,819
Accumulated deficit	(22,498,000)	(22,219,836)
Total stockholders' equity	2,255,129	2,249,029
Total liabilities and stockholders' equity	$15,567,439	$15,399,241

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The following is a reconciliation of cash flows provided by operating activities to EBIT, EBITDA, and net loss:

	Three Months Ended March 31,
	2009	2008
Cash flows used in
operating activities	$(336,380)	$(635,225)
Changes in operating
assets and liabilities	89,895	102,436
Non-cash expenses,
including depreciation and
amortization	(31,129)	(664,327)
Interest expense, net	363,400	168,441
EBIT	85,786	(1,028,675)
Depreciation and
amortization	218,151	184,175
EBITDA	303,937	(844,500)
Interest expense	(363,400)	(168,441)
Depreciation and
amortization	(218,151)	(184,175)
Net loss	$(277,614)	$(1,197,116)

The following is a reconciliation of net loss to EBITDA:

	Three Months Ended March 31,
	2009	2008
Net loss	$(277,614)	$(1,197,116)
Interest expense, net	363,400	168,441
EBIT	85,786	(1,028,675)
Depreciation and
amortization	218,151	184,175
EBITDA	$303,937	$(844,500)

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The following is a reconciliation of net EBITDA to Adjusted EBITDA; which excludes all non-cash items; one-time expenditures and stock related compensation:

	Three Months Ended March 31,
	2009	2008
EBITDA	$303,937	$(844,500)
Stock related
compensation	112,453	404,983

Fair value of
conversion feature of
convertible debt	-	(12,500)
Fair value of warrant
liabilities	(417,066)	(2,927)
Bad debt allowance
for entities	-	32,500

Acquisition Costs	14,179	-
ADJUSTED EBITDA	$13,503	$(422,444)

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